                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Pegasus Communications Corporation and subsidiaries on Forms S-8 and S-3 (File Nos. 333-20357, 333-22823, 333-52755 and 333-23595) of our report dated February
12, 1999, on our audits of the consolidated financial statements and financial statement schedule of Pegasus Communications Corporation and subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP




March 8, 1999